Exhibit 99

VF Introduces Global Growth Strategy to Reach $17 Billion in Revenues and $18.00 in Earnings Per Share by 2017

Company Targets 5-Year Revenue and EPS CAGRs of 10% and 13%, Respectively

GREENSBORO, N.C.--(BUSINESS WIRE)--June 11, 2013--VF Corporation (NYSE: VFC), a global leader in branded lifestyle apparel and footwear, today announced its strategy and key initiatives to support continued superior returns to its shareholders. During an investor meeting in New York City, the Company established its revenue target of $17.3 billion by 2017, representing a five-year compounded annual growth rate (CAGR) of 10 percent, with 8 percent organic growth and 2 percent growth anticipated from acquisitions. VF also announced its earnings per share target of $18.00 for 2017, representing a five-year CAGR of 13 percent.

“VF’s model – consisting of powerful brands supported by powerful platforms – continues to deliver outstanding value to shareholders, as evidenced by 20 percent average annual growth in total shareholder return over the past five years,” said Eric C. Wiseman, VF Chairman and Chief Executive Officer. “By leading in innovation, connecting with consumers, expanding geographically and growing our direct-to-consumer business, we look forward to delivering the next chapter in a long and very successful growth story.”

Summary of Key 2017 Financial Targets

In addition to new 2017 targets for revenues and earnings per share of $17.3 billion and $18.00, respectively, the Company also raised its projections for gross and operating margin. Given the exceptional growth in its highly profitable Outdoor & Action Sports, direct-to-consumer and international businesses, VF is now targeting a gross margin of 49.5 percent in 2017, a 300 basis point improvement over the 46.5 percent gross margin achieved in 2012. Operating margin is expected to reach 16 percent, up 250 basis points from the 2012 operating margin of 13.5 percent. Annual cash flow from operations, by 2017, is targeted at $2.4 billion, with a cumulative $9.5 billion in cash flow to be generated between 2013 and 2017.

Outdoor & Action Sports: Powerful Brands Driving Strong Growth

VF’s Outdoor & Action Sports coalition is expected to continue to be the key driver in the Company’s growth in the coming years, with revenues expected to reach $11.1 billion by 2017. This growth represents a five-year CAGR of 14 percent comprised of 11 percent organic growth and 3 percent growth coming from acquisitions. Outdoor & Action Sports revenues are expected to reach 64 percent of VF’s total revenues by 2017, up from 54 percent in 2012. Strong growth is anticipated across all key regions: 12 percent in the Americas, 13 percent in EMEA and 24 percent in Asia-Pacific.

Steve Rendle, Vice President, VF Corporation and Group President, Outdoor & Action Sports Americas, presented global, five-year growth targets for the coalition’s largest brands, The North Face®, Vans® and Timberland®.

  The North Face® brand is anticipated to grow at a 12 percent annual growth rate, with revenues reaching $3.3 billion by 2017 from $1.9 billion in 2012.
  The Vans® brand raised its average annual revenue growth projection, initially provided in June of 2012, from 13 percent to 15 percent. The brand is now targeting total revenues of $2.9 billion by 2017, up from $1.5 billion in 2012.
  The Timberland® brand, now in its second full year of VF ownership, continues to anticipate growing revenues at an annual CAGR of 10 percent over the next five years, increasing to $2.3 billion by 2017 from $1.5 billion in 2012.

Jeanswear & Imagewear: A Heritage of Authenticity and Innovation

A focus on continuous product innovation is expected to drive total Jeanswear revenues to $3.3 billion by 2017, with a CAGR of 4 percent over the five-year period. Globally, the Asia Pacific region is expected to contribute the highest percentage growth, with revenues expected to rise at a 12 percent annual rate over the next five years. Scott Baxter, VF Vice President and Group President, Jeanswear Americas, Imagewear and South America, presented plans to grow the Lee® brand globally at a 5 percent annual rate and the Wrangler® brand globally at a 3 percent annual rate over the next five years. Baxter also reviewed updated growth targets for Imagewear, where this highly profitable business, including the Red Kap®, Bulwark® and Majestic® brands, is expected to deliver a compounded annual growth rate of 4 percent, with revenues reaching $1.3 billion by 2017.

Sportswear: Powering Nautica® Brand Equity

Based on its current momentum, Sportswear revenues are expected to grow at a healthy CAGR of 8 percent over the next five years, reaching $835 million in 2017, fueled by growth in both the Nautica® and Kipling® (U.S.) businesses. Karen Murray, President, VF Sportswear, discussed how the Nautica® brand’s increased focus on performance-based products and strategies will help the Nautica® brand reach $700 million in revenues by 2017, representing a 7 percent CAGR.

Contemporary Brands: The 7 For All Mankind® Brand’s Strategy for Success

Revenues for the Contemporary Brands coalition, which includes the 7 For All Mankind®, Splendid® and Ella Moss® brands, are targeted to reach $645 million by 2017, representing an 8 percent CAGR over the five-year period. The coalition’s largest brand, 7 For All Mankind®, is poised to deliver an average annual growth rate of 8 percent through 2017 with revenues reaching approximately $400 million. Susan Kellogg, President, VF Contemporary Brands, reviewed key product innovations that are expected to drive continued growth for the 7 For All Mankind® brand.

Direct-to-Consumer: Serving Consumers Directly

VF’s direct-to-consumer (DTC) business – consisting of its owned retail stores and eCommerce businesses – will continue to be a significant contributor to VF’s growth over the next five years. Comprising 21 percent of total revenues in 2012, direct-to-consumer is anticipated to grow to 25 percent of total revenues by 2017. Mike Gannaway, Vice President, VF Direct/Customer Teams identified key elements of the plan, including new store openings with a strong international component, accelerated eCommerce growth and continuous comp store increases to fuel a 14 percent CAGR in DTC, to $4.4 billion in revenues by 2017. The Company expects to own and operate approximately 1,775 stores, an increase of approximately 645 stores over the 1,129 stores at year-end 2012. As one of VF’s fastest growing and most profitable businesses, eCommerce revenues are expected to grow at an average rate of 25 percent annually over the next five years. DTC growth is anticipated across all key regions with CAGRs of 12 percent in the Americas, 21 percent in EMEA and 15 percent in Asia-Pacific, respectively.

International Expansion: Fueling Growth Across Key Geographies

International growth is another key pillar of VF’s growth, and is expected to comprise 43 percent of total revenues by 2017 compared with 37 percent in 2012. Revenues are targeted to hit $7.4 billion in 2017, with a CAGR of 13 percent over the five-year period. During a panel discussion, Karl Heinz Salzburger, Vice President, VF Corporation and President, VF International together with other executives from VF’s international team provided an overview of brand strategies that are expected to fuel revenue growth in each key geographic region, including compounded annual growth rates of 17 percent growth in Asia-Pacific, 15 percent in the Americas (non U.S.) and 11 percent in EMEA.

Driving Total Shareholder Return

In addition to providing the key factors behind the gross margin improvement and operating margin expansion expected by 2017, Bob Shearer, Executive Vice President and Chief Financial Officer, affirmed the key priorities for VF’s strong cash flow. Those priorities remain as acquisitions, dividends and share repurchases. The Company continues to target a dividend payout rate of 40 percent, more than 15 percent annual total shareholder return and is targeting 20 percent for the Company’s return on invested capital.

“We are both proud of our past and excited about our future,” Wiseman continued. “While the transformation VF has made over the past decade has been incredible, we believe we’re just beginning to achieve our true potential. The combination of the industry’s most diverse brand portfolio, a proven strategy, a team that consistently delivers and unsurpassed competitive advantages uniquely position VF to deliver consistent, sustainable value for both our consumers and shareholders – now and in the future.”

Additional Presenters

Additional presenters from VF’s senior management included: Stephen Dull, Vice President, Strategy & Innovation; Tom Glaser, Vice President and President, Supply Chain; Aidan O’Meara, President, VF Asia Pacific; Martino Scabbia Guerrini, President, Contemporary, Jeanswear & Sportswear Brands International and Rick Wood, President, Outdoor & Action Sports EMEA.

Webcast Replay and Information

The meeting is being broadcast live today on the company’s website at www.vfc.com from approximately 8:30 a.m. to 2:30 p.m. (ET). For those unable to listen to the live broadcast, an archived version will be available at the same location through midnight, Sept. 13, 2013. Additionally, all presentations, videos and the event’s transcript (once it’s available) will be accessible at www.vf17X17.com following the event.

About VF

VF Corporation is a global leader in branded lifestyle apparel and footwear with more than 30 brands. The company’s largest five brands are The North Face®, Wrangler®, Timberland®, Vans® and Lee®. Other brands include 7 For All Mankind®, Bulwark®, Eagle Creek®, Eastpak®, Ella Moss®, JanSport®, Kipling®, lucy®, Majestic®, Napapijri®, Nautica®, Red Kap®, Reef®, Riders®, Splendid® and SmartWool®. For more information, please visit www.vfc.com.

Forward Looking Statements

Certain statements included in this release and the attachments are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve a number of risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the level of consumer confidence and overall level of consumer demand for apparel; fluctuations in the price, availability and quality of raw materials and contracted products; disruption to VF’s distribution system; disruption and volatility in the global capital and credit markets; VF's reliance on a small number of large customers; the financial strength of VF's customers; VF’s response to changing fashion trends; increasing pressure on margins; VF's ability to implement its growth strategy; VF's ability to grow its international and direct-to-consumer businesses; VF's ability to successfully integrate and grow acquisitions, including the Timberland acquisition; VF's ability to maintain the strength and security of its information technology systems; adverse unseasonable weather conditions; stability of VF's manufacturing facilities and foreign suppliers; continued use by VF's suppliers of ethical business practices; VF's ability to accurately forecast demand for products; continuity of members of VF's management; VF's ability to protect trademarks and other intellectual property rights; maintenance by VF's licensees and distributors of the value of VF's brands; foreign currency fluctuations; changes in tax liabilities, and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect VF's financial results is included from time to time in VF's public reports filed with the Securities and Exchange Commission, including VF's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

CONTACT:
VF Corporation Contacts:
Lance Allega, 336-424-6082
Director, Investor Relations
or
Carole Crosslin, 336-424-7836
Director, Corporate Communications